EX-23






               CONSENT OF INDEPENDENT ACCOUNTANTS




We hereby consent to the incorporation by reference in the Registration statement of Chemed Corporation on Form S-8 relating to the Employees Savings & Investment Plan of Chemed Corporation of our report dated April 13, 1994 which appears on page 4 of Form 11-K.





PRICE WATERHOUSE
Cincinnati, Ohio
June 15, 1994



























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